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                                 EXHIBIT 23.3

                            Consent of Independent
                         Certified Public Accountants


Nutrition For Life International, Inc.
Houston, Texas


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated November 1, 1996, except Notes 7 and 8, which are dated December 4, 1996, relating to the consolidated financial statements of Nutrition For Life International, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                       BDO Seidman, LLP


Houston, Texas
July 14, 1997